Morgan Stanley Asia-Pacific Fund
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:  Alibaba Group Holding,
Ltd.
Purchase/Trade Date:	  9/18/2014
Offering Price of Shares: $68.00
Total Amount of Offering: 320,106,100
Amount Purchased by Fund: 18,466
Percentage of Offering Purchased by Fund:
0.006
Percentage of Fund's Total Assets: 0.47
Brokers:  Credit Suisse Securities (USA) LLC,
Deutsche Bank Securities Inc., Goldman Sachs
(Asia) L.L.C., J.P. Morgan Securities LLC,
Morgan Stanley & Co. International plc,
Citigroup Global Markets Inc., BOCI Asia
Limited, China International Capital
Corporation Hong Kong Securities Limited,
CLSA Limited, DBS Bank Ltd., HSBC
Securities (USA) Inc., Mizuho Securities USA
Inc., Pacific Crest Securities LLC, Stifel,
Nicolaus & Company, Incorporated, Wells
Fargo Securities, LLC, BNP Paribas Securities
Corp., Evercore Group L.L.C., Raymond James
& Associates, Inc., SunTrust Robinson
Humphrey, Inc., BHF-BANK
Aktiengesellschaft, CIMB Securities Limited,
China Merchants Securities (HK) Co., Limited,
ING Financial Markets LLC, Needham &
Company, LLC, Nomura Securities
International, Inc., Raine Securities LLC, RBS
Securities Inc., SG Americas Securities, LLC,
C.L. King & Associates, Inc., Lebenthal & Co.,
LLC, Mischler Financial Group, Inc., Samuel A.
Ramirez & Company, Inc., Topeka Capital
Markets Inc., The Williams Capital Group, L.P.
Purchased from: CSFB
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  CGN Power Co. Ltd.
Purchase/Trade Date:	 12/3/2014
Offering Price of Shares: HKD 2.780
Total Amount of Offering: 8,825,000,000
Amount Purchased by Fund: 601,000
Percentage of Offering Purchased by Fund:
0.007
Percentage of Fund's Total Assets: 0.09
Brokers: China International Capital
Corporation Hong Kong Securities Limited,
Merrill Lynch Far East Limited, ABCI
Securities Company Limited, Morgan Stanley
Asia Limited, CITIC Securities Corporate
Finance (HK) Limited, Goldman Sachs (Asia)
L.L.C., BNP Paribas Securities (Asia) Limited,
ICBC International Securities Limited, BOCI
Asia Limited, The Hongkong and Shanghai
Banking Corporation Limited, Guotai Junan
Securities (Hong Kong) Limited, China
Merchants Securities (HK) Co.,  Limited, J.P.
Morgan Securities (Asia Pacific) Limited,
Credit Suisse (Hong Kong) Limited, CCB
International Capital Limited
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.